NEWS RELEASE

CONTACT:	Gary S. Maier Maier & Company, Inc. (310) 442-9852

STRATUS MEDIA GROUP SIGNS AGREEMENT TO PURCHASE
SWISS AUTO RACING ORGANIZATION

-- Transaction Provides European Base to Expand Entertainment and Marketing-Related Events Overseas --

LOS ANGELES, CA - July 30, 2008 - Stratus Media Group, Inc. (OTC:SMDI.PK) today announced it has signed a definitive purchase agreement to acquire Exclusive Events S.A., a privately held corporation based in Geneva, Switzerland, in a cash and stock transaction with an aggregate base value of approximately $1.6 million before annual performance milestone bonus incentive payments during a subsequent two-year period. Additional terms were not disclosed. The transaction, subject to customary conditions and approvals, is expected to close on or before December 15, 2008.

“This acquisition represents a significant step in our strategic initiative to expand the company’s global portfolio of live entertainment events, particularly auto sports and VIP hospitality venues. Additionally, this transaction provides our organization with an office in a central European location to capture international growth opportunities, while leveraging our existing expertise and resources to enhance the operations of Exclusive Events,” said Paul Feller, chairman and chief executive officer of Stratus Media Group

He emphasized the acquisition will enable our organization to produce in Europe additional events and services currently offered by Stratus Media in the United States -- such as music festivals, actions sports, talent management and marketing programs associated with the company’s Stratus Rewards Visa White Card program.

 About Exclusive Events S.A.

Based in Geneva, Switzerland, Exclusive Events organizes high-end, non-competitive auto racing experiences for corporate and private clients throughout Europe, Dubai and Southern Asia -- providing professional Formula 1, Formula 3, Formula 3000, Daytona and Le Mans Champions as driving coaches, high-performance Ferrari racing automobiles and Formula 1 race track venues, as well as VIP hospitality and culinary excellence to enhance the events.

About Stratus Media Group, Inc.

Stratus Media Group, Inc.
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Incorporated in November of 1998 and based in Los Angeles, Stratus Media Group (formerly Feris International, Inc.) is an owner, operator and marketer of live entertainment and sporting events. The company is primarily focused on internal growth and acquisitions within the entertainment-related market -- including action sports, automotive shows, college sports, food events, motor sports and auto racing, music concerts and festivals, running events, diversified media marketing, running events, trade shows and expositions, and talent management. In addition, the company intends to expand its consumer rewards marketing and redemption activities through its recently acquired Stratus Rewards Visa White Card and an association with the Visa Signature credit card -- providing exclusive benefits to its cardholders in the form of VIP event access, luxury trips, private jet travel, luxury automobiles, high-end merchandise and other rewards for specified levels of use.

Forward Looking Statements

Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors which include but are not limited to risk factors inherent in doing business. Although the company's management believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. The company has no obligation to update these forward-looking statements.

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